UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 2, 2008

     Independence Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Washington Street, Greenville, South Carolina       29601
     (Address of principal executive offices)                        (Zip Code)

Registrant's telphone number, including area code:  (864) 672-1776

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

         See Item 5.02 for a description of the termination of Ms. Kimberly D. Barrs’ employment agreement.

ITEM 5.02    RESIGNATION OF AN EXECUTIVE OFFICER; APPOINTMENT OF EXECUTIVE OFFICER

         Effective January 2, 2008, Ms. Kimberly D. Barrs, the Chief Financial Officer of Independence Bancshares, Inc. (the “Company”), and its subsidiary bank, Independence National Bank, resigned from her position as Chief Financial Officer by correspondence to the Company dated December 31, 2007. Ms. Barrs, who has been on maternity leave since September 2007 and has no immediate plans to return to work on a full-time basis, has agreed to assist the Company on a part-time basis until the Company hires a new controller.

         Ms. Barrs’ employment agreement was terminated by her resignation. Pursuant to the terms of her employment agreement, Ms. Barrs is entitled to compensation earned through the date of her resignation. The agreement was dated October 4, 2004, and filed with the SEC as Exhibit 10.3 to the Company’s Registration Statement on Form SB-2, File No. 333-121485.

         On January 2, 2008, the Company announced that Katie Tuttle has been named Chief Financial Officer of the Company and the Bank. Ms. Tuttle joined Independence Bancshares Inc. in June of 2006 as its Controller. Prior to joining the Company, she served community banks in South Carolina with KPMG, LLP, a certified public accounting firm, from 2000 to 2006, completing her service as an audit manager. Ms. Tuttle has over seven years of banking and public accounting experience. She received a Bachelor of Science degree in Accounting from Bob Jones University in Greenville, South Carolina.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

By: /s/ Lawrence R. Miller Name: Lawrence R. Miller Title: Chief Executive Officer

Dated:  January 4, 2008

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